UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Fuel Tech, Inc.

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FUEL TECH, INC.

On March 26, 2021, Fuel Tech, Inc. (“Fuel Tech”) filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). On May 13, 2021, Fuel Tech issued a press release announcing further guidance regarding its intention to hold the Annual Meeting on a virtual-basis only. Fuel Tech is providing this supplement to broadly disseminate that information.

CONTACT:	Vincent J. Arnone	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH ANNOUNCES ANNUAL MEETING OF STOCKHOLDERS

WARRENVILLE, Ill. – May 13, 2021 – Fuel Tech, Inc. (NASDAQ: FTEK) (or “the Company”), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today announced that in order to facilitate stockholder participation for its Annual Meeting of Stockholders to be held May 20, 2021, the Company will host a conference call for those wishing to listen in. Interested parties may call into the annual meeting by using the dial-in information shown below. However, the Company expects that the meeting will be briefer than normal and be limited to the items to be voted on at the annual meeting. The Company does not intend to have management make a presentation.

Additional information regarding the annual meeting including the proposals to be voted on can be found in the Company’s proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 26, 2021. A copy may be obtained free of charge at www.sec.gov

Dial-In Information for Fuel Tech, Inc. Annual Meeting of Stockholders:

Please dial in using your phone.

United States: +1 (571) 317-3116

Access Code: 749-957-613

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.